THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                               4901 Vineland Road
                             Orlando, Florida 32811


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 9, 2001

     To the shareholders of The Orlando Predators Entertainment, Inc.:

     The Annual Meeting of the shareholders of The Orlando Predators Entertainment, Inc. (the "Company") will be held at T.D. Waterhouse Center, 600
W. Amelia Street, Orlando, Florida 32801, at 3:00 P.M. on June 9, 2001, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect six directors of the Company.
     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 30, 2001 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jeffrey L. Bouchy
                                            Secretary

May 4, 2001

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                                 PROXY STATEMENT
                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                               4901 Vineland Road
                             Orlando, Florida 32811
                            Telephone: (407) 447-7337

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 9, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Orlando Predators Entertainment, Inc. (the "Company"), a Florida corporation, of no par value Class A Common Stock to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 3:00 P.M. on June 9, 2001, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 4, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 30, 2001 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 5,907,499 shares of Class A Common Stock and 1,000 shares of Class B Common Stock. Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to 10,000 votes on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

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Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the ownership of the Company's Class A and Class B Common Stock as of the date of this Report, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Class A and Class B Common Stock,
(ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Class A and Class B Common Stock and their addresses are in care of the Company. Each share of Class B Common Stock votes the equivalent of 10,000 shares of Class A common stock. Shareholdings include shares issuable under stock options exercisable within 60 days from the date of this Report.


                                              Number of Shares       Percentage
         Name                                 Beneficially Owned      of Class
         ----                                 ------------------     ----------

  Eric A. Margenau (1)(2)                          997,341              14.5%
  Jeffrey L. Bouchy                                112,464               1.9%
  John W. Frasco                                   325,000               5.2%
  Riverlux Trust REG                               759,294              12.9%
  Lyle Reigel                                       92,867               1.6%
  Kenneth Levy                                       2,000               0.0%
  Michael A. Tatoian                                     0               0.0%
  James Ross                                             0               0.0%
  Brett L. Bouchy (1)(2)                           916,431              13.5%

  The New Era Growth and Venture                       925              92.5%
  Fund, L.P.(3)
  Alan Gagleard (4)                                     75               7.5%
  All directors and officers as a group          1,529,672              21.1%
  (five persons)

(1) Does not include 462.5 shares of Class B Common Stock under contract to be purchased by Brett L. Bouchy from New Era, which shares are subject to a voting trust in favor of Eric A. Margenau until January 2010 or 462.5 shares of Class B Common Stock under contract to be purchased by Eric A. Margenau from New Era.

(2) Includes stock options held by Brett L. Bouchy to purchase 817,068 shares at $2.50 per share. Any shares purchased by Brett L. Bouchy under these options will be subject to a voting trust in favor of Eric A. Margenau until January 2010.

(3) Represents shares of Class B Common Stock under contrarct to be sold to Brett L. Bouchy and Eric A Margenau. See footnotes (1) and (2) above. Each share of Class B Common Stock votes the equivalent of 10,000 shares of Class A Common Stock.

(4) Represents shares of Class B Common Stock. Each share of Class B Common Stock votes the equivalent of 10,000 shares of Class A Common Stock.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect six directors of the Company. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors except Messrs. Ross, Levy and Tatoian. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.


                                                                Officer/Director
                                                                ----------------
        Name                  Age           Position                 Since
-----------------------       ---           --------            ----------------


  Eric A. Margeneau (1)       60      Chairman of the Board of        2000
                                      Directors, Chief Executive
                                      Officer and President


  Jeffrey L. Bouchy           35      Secretary, Treasurer, Chief     1998
                                      Financial Officer and Director

  Lyle Reigel (1)(2)          61      Director                        2001

  James Ross (2)              40      Director                       Nominee

  Kenneth Levy (2)            54      Director                       Nominee

  Michael A. Tatoian (1)      40      Director                       Nominee


(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.
     Directors are elected at the Company's annual meeting of shareholders and serve a term of one year or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to the bylaws of the Company. Mr. Winters resigned in May 2000. Messrs. Corley and Frasco resigned in March 2001.

     The Audit Committee reviews the engagement and independence of the Company's independent accountants, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. The Compensation Committee considers the compensation and incentive arrangements of the Company's executive officers.

     The principal occupation of each director and executive officer of the Company, for at least the past five years, is as follows:

     Eric A. Margenau was appointed Chief Executive Officer and President of the Company in January 2000. He has been President of United Sports Ventures ("USV") since June 1996. In January 2000 USV entered into a management agreement with the Company (which was modified in July 2000) under which it provides the services of Dr. Margenau and USV's staff management to manage the operations of the Company for $3,000 per month. In connection with the agreement, the Company also issued to USV options to purchase up to 150,000 shares of the Company in Class A common stock for $2.50 per share. Dr. Margenau has been involved in the ownership and operation of minor league sports teams since 1986. In that time he has owned, operated and/or managed seven minor league baseball franchises and four minor league hockey franchises. From 1983 to 1988, he was the executive director of the Center for Sports Psychology. As a sports psychologist, he has been a consultant to several Major League Baseball teams.

     Jeffrey L. Bouchy earned a Bachelor of Science degree in Accounting from Arizona State University, a Master's degree in Sports Management from West Virginia University and joined the Company as its Chief Financial Officer in 1998. He was appointed General Manager and Vice President of Football Operations for the Orlando Predators in April and October 2000, respectively. From 1995 to 1998 he was Chief Financial Officer of Gum Tech International, Inc., a Nasdaq National Market company. From 1994 to 1995 he was employed by Fun Tees, Inc., a t-shirt manufacturer. From 1992 to 1993 he was involved in arena management as an employee of the Charlotte Coliseum, home of the NBA's Charlotte Hornets. From 1990 to 1991 Mr. Bouchy was employed by the Phoenix Roadrunners of the International Hockey League, assisting in public relations and game operations.

     Lyle Reigel has been the President of U.S. Paper Converters, Inc. (a paper conversion company) since 1983, the President of Reigel Electric Corp. (a provider of electric services for commercial construction projects) from 1978 to 2000, and the Vice President of Paget Equipment (a manufacturer of high pressure vessels) since 1985. He has also owned and managed commercial real estate properties since 1978.

     Kenneth Levy was President of Marshall, Alexander & Marshall, an investment banking and brokerage firm, from October 1994 to March 1997. From March 1997 to January 2000, he was Managing Director of Janssen/Meyers Associates, LLP, an investment banking and brokerage firm. Since January 2000, he has been President of United Network Marketing Systems, Inc., an Internet based marketing firm.



     Michael A. Tatoian has been Chief Operating Officer of United Sports
Ventures, an affiliate, since 1995. He has been actively involved in professional sports management since 1984 including acting as the General
Manager of two minor league baseball teams between 1988 and 1995.

     James Ross has been Vice President of Sales and Marketing for the Miami
Dolphins NFL football team since April 2000. From October 1999 to April 2000, he was President of AFL Properties (of the Arena Football League). From 1996 until he joined AFL Properties, he was Vice President of Sales and Marketing for the Florida Marlins MLB baseball team. He earned a Bachelor of Science degree in Journalism from the University of Colorado.

                             EXECUTIVE COMPENSATION

     None of the Company's executive officers received compensation in excess of $100,000 for the year ended December 31, 1999 or 2000. The following table indicates all compensation received the by Company's Chief Executive Officer in 1999 and 2000.

                           Summary Compensation Table

                                                          Annual Compensation (1)
                                                          -----------------------
           (a)                                                     (e)             (f)
   Name and Principal      (b)           (c)           (d)        Stock        Other Annual
        Position           Year       Salary($)      Bonus($)    Options     Compensation($)
       ----------          ----       ---------      --------    -------     ---------------
Eric A. Margenau,          2000        68,000           0        150,000            0
Chief Executive
Officer (1)

Brett L. Bouchy,           1999        50,000           0        817,068            0
Chief Executive
Officer


(1)  Paid to United Sports Ventures, Inc., a company controlled by Dr. Margenau.

     The Company's directors do not receive compensation for attending Board meetings but are reimbursed for all of their out-of-pocket expenses.



                              CERTAIN TRANSACTIONS

     In August 1998, in connection with the sale of 1,000,000 shares of the Company's Class A Common Stock to Riverlux Trust REG at $2.00 per share, New Era
Growth and Venture Fund, L.P., formerly The Monolith Limited Partnership, a principal stockholder of the Company, agreed at Riverlux's request to purchase from Riverlux 600,000 of the 1,000,000 shares acquired by Riverlux from the Company for $6.67 per share on or before May 9, 1999. In turn, Riverlux

                                        5

granted New Era an option to purchase up to 400,000 shares of Class A Common Stock of the Company held by New Era commencing September 1999 at prices from $7.00 to $13.00 per share. In June 1999 New Era purchased 275,000 shares from New Era for $7.00 per share and paid New Era $350,000 to settle all of its obligations under the agreement.

     In October 1998, the Company retained John W. Frasco, a former director, to act as its Vice President for Business Development for which the Company granted Mr. Frasco options to purchase 250,000 shares of the Company's Class A Common Stock at $2.50 per share and agreed to sell to Mr. Frasco 50,000 shares of Class A Common Stock at $2.00 per share.

     In January 1999, the Company issued to Brett L. Bouchy, its then Chief Executive Officer, non-qualified options to purchase 950,000 shares of its Class A Common Stock at $4.44 per share until December 2001. The options were issued in connection with a three year employment agreement executed by the Company and Mr. Bouchy and provided that 1/3 of the options would vest yearly on the anniversary date of the employment agreement. Mr. Bouchy terminated his employment agreement with the Company in January 2000 and exchanged his 950,000 non- qualified options for 817,068 incentive stock options issued under the Company's 1997 Stock Option Plan, exercisable at $2.50 per share. Any shares issued upon exercise of the options will be subject to a voting trust in favor of Eric A. Margenau until January 2010.

     In January 1999, the Company borrowed $350,000 from New Era at 8% per annum interest. The loan was repaid in July 1999.

     In January 2000, Monolith agreed to assign its 925 shares of Class B Common Stock to Brett L. Bouchy (462.5 shares) and Eric A. Margenau (462.5 shares). Dr. Margenau has the right to vote Mr. Bouchy's shares until January 2010. The agreement has not as yet been completed.

     In January 2001, the Company agreed to issue an aggregate of 100,000 shares of its restricted Class A Common Stock to Jeffrey L. Bouchy and Eric A. Margenau, officers and directors of the Company, and Brett L. Bouchy, a principal stockholder of the Company. The shares were issued in consideration of Messrs. Bouchy, Margenau and Bouchy providing collateral to assist the Company in borrowing $1 million to satisfy its obligation under the IFL Acquisition agreement, which required the Company to advance $1.1 million to af2 Enterprises, LLC. The Company subsequently reduced the loan to $700,000 and agreed to issue one additional share of Class A Common Stock to the three individuals for each $10 of loan balance, on a quarterly basis. Accordingly, the Company issued 70,000 additional shares in the second quarter of 2001 and will issue shares on a quarterly basis until the Company pays the loan in full.

     The Company believes the terms of the above transactions were fair, reasonable and consistent with terms that could be obtained from nonaffiliated third parties. Transactions with affiliates of the Company require approval of a majority of the disinterested members of the Company's Board of Directors. If a material amount, the Company's securities (other than stock options under the Company's 1997 Employee Stock Option Plan) may not be issued to management, promoters or their respective associates or affiliates without obtaining a fairness opinion from a qualified brokerage firm or appraiser.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     A.J. Robbins, P.C., Denver, Colorado, conducted the audit of the Company's financial statements for the transition period ended September 30, 2000. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                            Jeffrey L. Bouchy
                                            Secretary

May 4, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                             TO BE HELD JUNE 9, 2001

     The undersigned hereby appoints Eric A. Margenau as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Class A Common Stock of The Orlando Predators Entertainment, Inc. held of record by the undersigned on April 30, 2001, at the Annual Meeting of Shareholders to be held June 9, 2001, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

     _____ WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES: Eric A. Margenau, Jeffrey L. Bouchy, Lyle Reigel, Kenneth Levy,
               Michael A. Tatoian and James Ross

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.


2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:
      -----------------                     -----------------------------------
                                            Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                            -----------------------------------
                                            Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____


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